Exhibit 99.1

Genesee & Wyoming Reports Results for the Second Quarter of 2015

DARIEN, Conn.--(BUSINESS WIRE)--August 3, 2015--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Second Quarter Highlights

  Operating revenues increased 30.8% to $542.2 million from $414.6 million.
  Same railroad operating revenues, excluding the $18.3 million negative impact of foreign currency depreciation, declined 10.2%, primarily due to weakness in iron ore, utility coal and steel shipments.
  Adjusted income from operations (operating income) decreased 9.6% to $99.8 million; Reported income from operations decreased 9.7% to $99.5 million. (1)
  Adjusted diluted earnings per common share (EPS) decreased 17.0% to $0.93; Reported diluted EPS decreased 14.0% to $0.92. (1)

Jack Hellmann, President and CEO of G&W, commented, “Our financial results for the second quarter of 2015 were consistent with our updated guidance. However, our results were disappointing with second quarter adjusted diluted earnings per share declining 17% versus last year. At a high level, our North American operating income was down 10%, primarily due to significant weakness in utility coal and steel and scrap shipments in the United States, which more than overcame the benefits of the Pinsly Arkansas acquisition and Rapid City, Pierre & Eastern start-up. In addition, Australian operating income was down 40%, primarily due to the previously announced closures of several customer iron ore mines. Partially offsetting these declines was a positive earnings contribution from the newly-acquired Freightliner Group, which were included in our financial results for the first full period in the second quarter.”

“In North America, our same railroad revenue excluding the impact of foreign currency declined 8.2%, with the two largest areas of weakness being a 31% decline in coal revenue, primarily due to competition from low priced natural gas, and a 22% decline in steel and scrap revenue, primarily due to competition from imported steel. In response to the revenue shortfall, we aggressively reduced expenses, maintaining a North American operating ratio of 75.4%.”

“In Australia, our same railroad revenue excluding the impact of foreign currency decreased over 20% in the second quarter due to reduced iron ore shipments, while our management team continued to intensely manage costs. Meanwhile, the addition of Freightliner Australia in New South Wales is enhancing the scope of new business development opportunities outside of our existing Australian geographies.”

“In the United Kingdom and Europe, the integration of Freightliner is progressing well. Although U.K. coal shipments are expected to remain relatively low into the fourth quarter due to a combination of seasonal electricity consumption patterns and the gradual reduction of high coal stockpiles that preceded the new U.K. carbon tax, we are pleased with the overall trajectory and management of the business.”

“In the second half of 2015, we expect somewhat better financial results based on modest improvements in North American carloads, seasonal improvements in the U.K./Europe business including intermodal shipments, as well as a sharp focus on additional cost reductions. Meanwhile, we continue to generate strong free cash flow and to evaluate a range of acquisition and investment opportunities worldwide.” (1)

Financial Results

G&W reported net income in the second quarter of 2015 of $52.8 million, compared with net income of $60.7 million in the second quarter of 2014. Excluding the net impact of certain items affecting comparability between periods discussed below, G&W’s adjusted net income in the second quarter of 2015 was $53.0 million, compared with adjusted net income of $63.7 million in the second quarter of 2014. (1)

G&W’s reported diluted EPS in the second quarter of 2015 were $0.92 with 57.1 million weighted average shares outstanding, compared with reported diluted EPS in the second quarter of 2014 of $1.07 with 56.9 million weighted average shares outstanding. G&W’s adjusted diluted EPS in the second quarter of 2015 were $0.93 with 57.1 million weighted average shares outstanding, compared with adjusted diluted EPS in the second quarter of 2014 of $1.12 with 56.9 million weighted average shares outstanding. (1)

G&W’s effective income tax rate was 35.7% in the second quarter of 2015, compared with 34.9% in the second quarter of 2014.

Items Affecting Comparability

In the second quarter of 2015 and 2014, G&W’s results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts):

	Income/(Loss) Before Income Taxes Impact	After-Tax Net Income/(Loss) Impact	Diluted Earnings/(Loss) Per Common Share Impact
Three Months Ended June 30, 2015
Business development and related costs	$(0.8)	$(0.5)	$(0.01)
Net gain on sale of assets	$0.5	$0.3	$0.01

Three Months Ended June 30, 2014
Credit facility refinancing-related costs	$(4.7)	$(2.9)	$(0.05)
Business development and related costs	$(1.7)	$(1.0)	$(0.02)
Net gain on sale of assets	$1.4	$1.0	$0.02

In the second quarter of 2015, G&W’s results included business development and related costs of $0.8 million primarily related to the integration of Freightliner Group Limited (Freightliner) and a net gain on the sale of assets of $0.5 million. G&W’s second quarter of 2014 results included credit facility refinancing-related costs of $4.7 million, business development and related costs of $1.7 million and a net gain on the sale of assets of $1.4 million.

Second Quarter Results

In the second quarter of 2015, G&W’s operating revenues increased $127.7 million, or 30.8%, to $542.2 million, compared with $414.6 million in the second quarter of 2014. Excluding $186.2 million of revenues from new operations, including Freightliner, Rapid City, Pierre & Eastern Railroad, Inc. (RCP&E) and Pinsly’s Arkansas Division (Pinsly Arkansas), and an $18.3 million decrease due to the depreciation of foreign currencies relative to the U.S. dollar, G&W’s same railroad operating revenues decreased $40.3 million, or 10.2%. The decrease in G&W’s same railroad operating revenues was primarily driven by a decrease in freight revenues.

In the second quarter of 2015, G&W’s same railroad freight revenues decreased $51.8 million, or 16.4%, to $265.0 million, compared with $316.8 million in the second quarter of 2014. Excluding a $13.0 million decrease due to the depreciation of foreign currencies relative to the U.S. dollar, G&W’s same railroad freight revenues decreased $38.8 million, or 12.8%, primarily driven by decreases in iron ore, coal and metals traffic.

G&W’s traffic increased 241,256 carloads, or 47.3%, to 750,887 carloads in the second quarter of 2015. Excluding 304,177 carloads from new operations, same railroad traffic decreased 62,921 carloads, or 12.3%, in the second quarter of 2015 compared with the second quarter of 2014. The same railroad traffic decrease was principally due to decreases of 25,969 carloads of coal and coke (primarily in the Midwest, Central and Ohio Valley regions), 14,051 carloads of metals traffic (primarily in the Southern, Northeast and Ohio Valley regions), 6,786 carloads of Other traffic (primarily overhead Class I shipments), 6,642 carloads of metallic ores (primarily in the Australia Region) and 6,585 carloads of agricultural products traffic (primarily in the Midwest, Ohio Valley and Canada regions). All remaining traffic decreased by a net 2,888 carloads.

G&W’s income from operations in the second quarter of 2015 was $99.5 million, compared with $110.1 million in the second quarter of 2014. G&W’s operating ratio in the second quarter of 2015 was 81.7%, compared with an operating ratio of 73.4% in the second quarter of 2014. The increase in G&W’s operating ratio was primarily driven by lower operating margins from Freightliner as well as the decrease in iron ore and coal traffic.

Second Quarter Results by Segment

Prior to April 1, 2015, G&W presented its financial information as two reportable segments: North American & European Operations and Australian Operations. Based on G&W’s significant increase in operations in the U.K. and continental Europe resulting from the acquisition of Freightliner, the Company is now breaking out its North American & European Operations into North American Operations and U.K./European Operations and will now present its financial information as three reportable segments: North American Operations, Australian Operations and U.K./European Operations, based on the geographic regions in which the Company operates. G&W’s segment information for prior periods has been restated to reflect this change.

Operating revenues from North American Operations decreased $14.8 million, or 4.5%, to $311.0 million in the second quarter of 2015, compared with $325.7 million in the second quarter of 2014. Excluding $15.2 million of revenues from new operations and a $3.4 million decrease due to the impact of foreign currency depreciation, North American Operations same railroad revenues decreased by $26.6 million, or 8.2%, primarily due to declines in utility coal and steel shipments.

North American Operations traffic decreased 37,605 carloads, or 8.3%, to 413,888 carloads in the second quarter of 2015. Excluding 19,282 carloads from new operations, same railroad traffic decreased 56,887 carloads, or 12.6%, in the second quarter of 2015 compared with the second quarter of 2014. The same railroad traffic decrease was principally due to decreases of 25,969 carloads of coal and coke (primarily in the Midwest, Central and Ohio Valley regions), 14,051 carloads of metals traffic (primarily in the Southern, Northeast and Ohio Valley regions), 8,396 carloads of Other traffic (primarily overhead Class I shipments) and 5,727 carloads of agricultural products traffic (primarily in the Midwest, Ohio Valley and Canada regions). All remaining traffic decreased by a net 2,744 carloads.

Income from operations from North American Operations in the second quarter of 2015 was $76.6 million, compared with $85.4 million in the second quarter of 2014. North American Operations operating ratio was 75.4% in the second quarter of 2015, compared with an operating ratio of 73.8% in the second quarter of 2014.

Australian Operations operating revenues in the second quarter of 2015 decreased $16.3 million, or 19.6%, to $66.8 million, compared with $83.1 million in the second quarter of 2014. Excluding $11.6 million of revenues from the newly acquired Freightliner Australian operations and a $13.8 million decrease due to the impact of foreign currency depreciation, Australian Operations same railroad revenues decreased by $14.1 million, or 20.4%, primarily due to a decrease in freight revenues resulting from a decline in iron ore shipments.

Australian Operations traffic decreased 6,034 carloads, or 10.4%, to 52,104 carloads in the second quarter of 2015. The traffic decrease was principally due to a decrease of 7,416 carloads of metallic ores traffic, partially offset by a 2,542 carload increase in minerals and stone traffic. All remaining traffic decreased by a net 1,160 carloads.

Income from operations from Australian Operations in the second quarter of 2015 was $15.1 million, compared with $25.3 million in the second quarter of 2014. Australian Operations operating ratio was 77.4% in the second quarter of 2015, compared with an operating ratio of 69.5% in the second quarter of 2014. The increase in Australian Operations operating ratio was primarily driven by the decrease in iron ore traffic.

U.K./European Operations operating revenues in the second quarter of 2015 increased $158.7 million to $164.4 million, compared with $5.7 million in the second quarter of 2014. Excluding $159.4 million of revenues from the newly acquired Freightliner U.K./European operations and a $1.1 million decrease due to the impact of foreign currency depreciation, U.K./European Operations same railroad revenues increased by $0.4 million, or 8.4%. U.K./European Operations traffic consisted of 284,895 carloads in the second quarter of 2015, primarily related to intermodal traffic from G&W’s newly acquired Freightliner U.K./European operations.

Income from operations from U.K./European Operations in the second quarter of 2015 was $7.7 million with an operating ration of 95.3%. The prior year was not comparable because over 95% of the revenue and income from operations was generated from the recently acquired Freightliner business. As a reminder, our U.K./European Operations require substantially lower capital expenditures and generate at a higher operating ratio than our other segments. The loss in the second quarter of 2014 included costs associated with the start-up of a significant new long-term customer contract.

Free Cash Flow (1)

G&W’s free cash flow for the six months ended June 30, 2015 and 2014 was as follows (in millions):

	Six Months Ended
	June 30,
	2015	2014
Net cash provided by operating activities	$184.7	$200.1
Net cash used in investing activities, excluding new business investments	(842.7)	(302.3)
Add back: net cash used for acquisitions (a)	776.3	220.5
Free cash flow before new business investments	118.3	118.3
New business investments	(37.0)	(61.0)
Free cash flow (1)	$81.3	$57.3

(a)	The 2015 period primarily consisted of net cash used for the acquisition of Freightliner and Pinsly Arkansas as well as $30.9 million in cash paid for incremental expenses related to the purchase and integration of the acquisition. The 2014 period primarily consisted of net cash used for the RCP&E acquisition.

Conference Call and Webcast Details

As previously announced, G&W’s conference call to discuss financial results for the second quarter of 2015 will be held on Monday, August 3, 2015, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 230-1096; outside the U.S. is (612) 332-0802, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on August 3, 2015, by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 345265.

About G&W

G&W owns or leases 120 freight railroads worldwide that are organized in 11 operating regions with 7,700 employees and more than 2,500 customers.

  G&W’s nine North American regions serve 41 U.S. states and four Canadian provinces and include 113 short line and regional freight railroads with more than 13,000 track-miles.
  G&W’s Australia Region provides rail freight services in New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line.
  G&W’s U.K./European Region is led by Freightliner, the U.K.’s largest rail maritime intermodal operator and second-largest rail freight company. Operations also include heavy-haul in Poland and Germany and cross-border intermodal services connecting Northern European seaports with key industrial regions throughout the continent.

G&W subsidiaries provide rail service at more than 40 major ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network congestion or other substantial disruption of operations; customer demand and changes in our operations; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2014 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted income from operations, adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
OPERATING REVENUES	$542,219	$414,563	$939,249	$790,842
OPERATING EXPENSES	442,768	304,454	767,178	605,858
INCOME FROM OPERATIONS	99,451	110,109	172,071	184,984
INTEREST INCOME	124	241	150	1,275
INTEREST EXPENSE	(17,772)	(17,814)	(31,280)	(31,455)
LOSS ON SETTLEMENT OF FOREIGN CURRENCY FORWARD PURCHASE CONTRACTS	—	—	(18,686)	—
OTHER INCOME, NET	334	759	648	1,395
INCOME BEFORE INCOME TAXES	82,137	93,295	122,903	156,199
PROVISION FOR INCOME TAXES	(29,300)	(32,567)	(46,162)	(55,467)
NET INCOME	$52,837	$60,728	$76,741	$100,732
BASIC EARNINGS PER COMMON SHARE	$0.94	$1.10	$1.37	$1.83
WEIGHTED AVERAGE SHARES - BASIC	55,976	55,054	55,902	54,949
DILUTED EARNINGS PER COMMON SHARE	$0.92	$1.07	$1.34	$1.77
WEIGHTED AVERAGE SHARES - DILUTED	57,143	56,948	57,132	56,910

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2015 AND DECEMBER 31, 2014
(in thousands)
(unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,337	$59,727
Accounts receivable, net	386,059	357,278
Materials and supplies	44,936	30,251
Prepaid expenses and other	43,448	24,176
Deferred income tax assets, net	51,942	76,994
Total current assets	556,722	548,426
PROPERTY AND EQUIPMENT, net	4,104,092	3,788,482
GOODWILL	964,882	628,815
INTANGIBLE ASSETS, net	1,137,170	587,663
DEFERRED INCOME TAX ASSETS, net	2,182	2,500
OTHER ASSETS, net	41,318	39,867
Total assets	$6,806,366	$5,595,753
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$25,507	$67,398
Accounts payable	317,554	290,746
Accrued expenses	143,462	106,094
Total current liabilities	486,523	464,238
LONG-TERM DEBT, less current portion	2,341,778	1,548,051
DEFERRED INCOME TAX LIABILITIES, net	1,086,808	908,852
DEFERRED ITEMS - grants from outside parties	281,732	279,286
OTHER LONG-TERM LIABILITIES	177,235	37,346
TOTAL EQUITY	2,432,290	2,357,980
Total liabilities and equity	$6,806,366	$5,595,753

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(in thousands)
(unaudited)
	Six Months Ended
	June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$76,741	$100,732
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,265	75,853
Stock-based compensation	6,961	6,011
Excess tax benefits from share-based compensation	(1,254)	(4,182)
Deferred income taxes	22,672	36,453
Net gain on sale of assets	(807)	(2,207)
Loss on settlement of foreign currency forward purchase contracts	18,686	—
Changes in assets and liabilities which provided/(used) cash, net of effect of acquisitions:
Accounts receivable, net	35,744	(26,616)
Materials and supplies	(868)	(1,288)
Prepaid expenses and other	5,685	7,620
Accounts payable and accrued expenses	(73,397)	6,454
Other assets and liabilities, net	4,255	1,233
Net cash provided by operating activities	184,683	200,063
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(160,226)	(174,921)
Grant proceeds from outside parties	22,701	27,644
Cash paid for acquisitions, net of cash acquired	(726,698)	(220,542)
Net payment from settlement of foreign currency forward purchase contracts related to an acquisition	(18,686)	—
Insurance proceeds for the replacement of assets	1,421	1,172
Proceeds from disposition of property and equipment	1,734	3,365
Net cash used in investing activities	(879,754)	(363,282)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(306,799)	(187,945)
Proceeds from issuance of long-term debt	977,867	318,171
Debt amendment/issuance costs	(5,933)	(3,880)
Proceeds from employee stock purchases	4,183	6,928
Excess tax benefits from share-based compensation	1,254	4,182
Treasury stock acquisitions	(2,992)	(3,526)
Net cash provided by financing activities	667,580	133,930
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,899)	(555)
DECREASE IN CASH AND CASH EQUIVALENTS	(29,390)	(29,844)
CASH AND CASH EQUIVALENTS, beginning of period	59,727	62,876
CASH AND CASH EQUIVALENTS, end of period	$30,337	$33,032

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,
	2015		2014
	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$375,666	69.3%	$316,750	76.4%
Freight-related revenues	142,843	26.3%	73,371	17.7%
All other revenues	23,710	4.4%	24,442	5.9%
Total operating revenues	$542,219	100.0%	$414,563	100.0%

Operating expenses:
Labor and benefits	$165,296	30.4%	$115,871	27.9%
Equipment rents	43,483	8.0%	19,857	4.8%
Purchased services	56,177	10.4%	24,257	5.8%
Depreciation and amortization	48,048	8.9%	38,212	9.2%
Diesel fuel used in train operations	37,895	7.0%	37,379	9.0%
Electricity used in train operations	4,977	0.9%	404	0.1%
Casualties and insurance	10,038	1.9%	12,737	3.1%
Materials	26,929	5.0%	19,221	4.6%
Trackage rights	22,172	4.1%	14,021	3.4%
Net gain on sale of assets	(490)	(0.1)%	(1,369)	(0.3)%
Other expenses	28,243	5.2%	23,864	5.8%
Total operating expenses	$442,768	81.7%	$304,454	73.4%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended June 30, 2015	North American Operations		Australian Operations		U.K./European Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$238,153	76.6%	$39,464	59.1%	$98,049	59.6%	$375,666	69.3%
Freight-related revenues	55,989	18.0%	25,881	38.7%	60,973	37.1%	142,843	26.3%
All other revenues	16,838	5.4%	1,463	2.2%	5,409	3.3%	23,710	4.4%
Total operating revenues	$310,980	100.0%	$66,808	100.0%	$164,431	100.0%	$542,219	100.0%
Operating expenses:
Labor and benefits	$100,297	32.3%	$18,750	28.0%	$46,249	28.1%	$165,296	30.4%
Equipment rents	16,485	5.3%	4,020	6.0%	22,978	14.0%	43,483	8.0%
Purchased services	15,220	4.9%	5,718	8.6%	35,239	21.4%	56,177	10.4%
Depreciation and amortization	34,936	11.2%	7,394	11.1%	5,718	3.5%	48,048	8.9%
Diesel fuel used in train operations	19,757	6.4%	6,218	9.3%	11,920	7.2%	37,895	7.0%
Electricity used in train operations	—	—%	—	—%	4,977	3.0%	4,977	0.9%
Casualties and insurance	6,659	2.1%	1,886	2.8%	1,493	0.9%	10,038	1.9%
Materials	15,675	5.0%	2,709	4.1%	8,545	5.2%	26,929	5.0%
Trackage rights	6,249	2.0%	3,424	5.1%	12,499	7.6%	22,172	4.1%
Net gain on sale of assets	(402)	(0.1)%	(32)	—%	(56)	—%	(490)	(0.1)%
Other expenses	19,483	6.3%	1,590	2.4%	7,170	4.4%	28,243	5.2%
Total operating expenses	$234,359	75.4%	$51,677	77.4%	$156,732	95.3%	$442,768	81.7%
Income from operations	$76,621		$15,131		$7,699		$99,451
Net expenditures for additions to property & equipment	$73,440		$9,159		$5,028		$87,627

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended June 30, 2014	North American Operations		Australian Operations		U.K./European Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$252,320	77.5%	$64,430	77.5%	$—	—%	$316,750	76.4%
Freight-related revenues	52,475	16.1%	15,194	18.3%	5,702	100.0%	73,371	17.7%
All other revenues	20,947	6.4%	3,495	4.2%	—	—%	24,442	5.9%
Total operating revenues	$325,742	100.0%	$83,119	100.0%	$5,702	100.0%	$414,563	100.0%
Operating expenses:
Labor and benefits	$95,044	29.2%	$18,882	22.7%	$1,945	34.1%	$115,871	27.9%
Equipment rents	16,413	5.0%	2,718	3.2%	726	12.7%	19,857	4.8%
Purchased services	15,429	4.7%	7,959	9.6%	869	15.2%	24,257	5.8%
Depreciation and amortization	30,629	9.4%	7,172	8.6%	411	7.2%	38,212	9.2%
Diesel fuel used in train operations	29,302	9.0%	7,523	9.1%	554	9.7%	37,379	9.0%
Electricity used in train operations	—	—%	—	—%	404	7.1%	404	0.1%
Casualties and insurance	10,413	3.2%	2,240	2.7%	84	1.5%	12,737	3.1%
Materials	17,508	5.4%	1,463	1.8%	250	4.4%	19,221	4.6%
Trackage rights	7,759	2.4%	5,449	6.6%	813	14.3%	14,021	3.4%
Net gain on sale of assets	(1,292)	(0.4)%	(44)	(0.1)%	(33)	(0.6)%	(1,369)	(0.3)%
Other expenses	19,150	5.9%	4,426	5.3%	288	5.1%	23,864	5.8%
Total operating expenses	$240,355	73.8%	$57,788	69.5%	$6,311	110.7%	$304,454	73.4%
Income/(loss) from operations	$85,387		$25,331		$(609)		$110,109
Net expenditures for additions to property & equipment	$85,315		$3,047		$97		$88,459

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended June 30, 2015	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$30,742	53,690	$573	$6,658	14,816	$449	$129	190	$679	$37,529	68,696	$546
Autos & Auto Parts	4,749	7,450	637	—	—	—	—	—	—	4,749	7,450	637
Chemicals & Plastics	35,354	45,637	775	—	—	—	—	—	—	35,354	45,637	775
Coal & Coke	22,136	63,445	349	—	—	—	9,039	23,380	387	31,175	86,825	359
Food & Kindred Products	8,280	14,726	562	—	—	—	—	—	—	8,280	14,726	562
Intermodal	—	—	—	18,917	15,657	1,208	69,999	214,227	327	88,916	229,884	387
Lumber & Forest Products	20,496	34,966	586	—	—	—	—	—	—	20,496	34,966	586
Metallic Ores	4,910	6,114	803	11,865	7,137	1,662	—	—	—	16,775	13,251	1,266
Metals	27,015	35,136	769	—	—	—	—	—	—	27,015	35,136	769
Minerals & Stone	30,653	55,872	549	1,716	14,424	119	17,435	44,083	396	49,804	114,379	435
Petroleum Products	15,194	23,855	637	308	70	4,400	—	—	—	15,502	23,925	648
Pulp & Paper	28,952	45,302	639	—	—	—	—	—	—	28,952	45,302	639
Waste	4,709	10,224	461	—	—	—	—	—	—	4,709	10,224	461
Other	4,963	17,471	284	—	—	—	1,447	3,015	480	6,410	20,486	313
Totals	$238,153	413,888	$575	$39,464	52,104	$757	$98,049	284,895	$344	$375,666	750,887	$500

Three Months Ended June 30, 2014	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$28,699	53,312	$538	$9,403	15,674	$600	$—	—	$—	$38,102	68,986	$552
Autos & Auto Parts	5,889	7,969	739	—	—	—	—	—	—	5,889	7,969	739
Chemicals & Plastics	34,393	42,443	810	—	—	—	—	—	—	34,393	42,443	810
Coal & Coke	31,887	89,401	357	—	—	—	—	—	—	31,887	89,401	357
Food & Kindred Products	8,981	15,463	581	—	—	—	—	—	—	8,981	15,463	581
Intermodal	—	—	—	24,138	15,953	1,513	—	—	—	24,138	15,953	1,513
Lumber & Forest Products	21,313	35,296	604	—	—	—	—	—	—	21,313	35,296	604
Metallic Ores	4,302	5,287	814	28,418	14,553	1,953	—	—	—	32,720	19,840	1,649
Metals	34,445	48,484	710	—	—	—	—	—	—	34,445	48,484	710
Minerals & Stone	28,117	50,584	556	2,078	11,882	175	—	—	—	30,195	62,466	483
Petroleum Products	15,353	24,912	616	393	76	5,171	—	—	—	15,746	24,988	630
Pulp & Paper	29,144	42,916	679	—	—	—	—	—	—	29,144	42,916	679
Waste	4,069	9,633	422	—	—	—	—	—	—	4,069	9,633	422
Other	5,728	25,793	222	—	—	—	—	—	—	5,728	25,793	222
Totals	$252,320	451,493	$559	$64,430	58,138	$1,108	$—	—	$—	$316,750	509,631	$622

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2015		2014
	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$673,875	71.7%	$604,484	76.4%
Freight-related revenues	222,524	23.7%	140,664	17.8%
All other revenues	42,850	4.6%	45,694	5.8%
Total operating revenues	$939,249	100.0%	$790,842	100.0%

Operating expenses:
Labor and benefits	$297,414	31.6%	$232,027	29.4%
Equipment rents	65,515	6.9%	38,932	4.9%
Purchased services	80,558	8.6%	52,396	6.6%
Depreciation and amortization	90,265	9.6%	75,853	9.6%
Diesel fuel used in train operations	67,592	7.2%	79,314	10.0%
Electricity used in train operations	5,366	0.6%	472	0.1%
Casualties and insurance	18,561	2.0%	22,369	2.8%
Materials	45,624	4.9%	35,515	4.5%
Trackage rights	35,505	3.8%	26,287	3.3%
Net gain on sale of assets	(807)	(0.1)%	(2,207)	(0.3)%
Other expenses	61,585	6.6%	44,900	5.7%
Total operating expenses	$767,178	81.7%	$605,858	76.6%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Six Months Ended June 30, 2015	North American Operations		Australian Operations		U.K./European Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$481,183	76.5%	$85,822	67.7%	$106,870	58.1%	$673,875	71.7%
Freight-related revenues	114,323	18.2%	37,072	29.3%	71,129	38.7%	222,524	23.7%
All other revenues	33,098	5.3%	3,856	3.0%	5,896	3.2%	42,850	4.6%
Total operating revenues	$628,604	100.0%	$126,750	100.0%	$183,895	100.0%	$939,249	100.0%
Operating expenses:
Labor and benefits	$209,748	33.3%	$36,134	28.5%	$51,532	27.9%	$297,414	31.6%
Equipment rents	34,271	5.4%	6,206	4.9%	25,038	13.6%	65,515	6.9%
Purchased services	29,349	4.7%	10,758	8.5%	40,451	22.0%	80,558	8.6%
Depreciation and amortization	70,241	11.2%	13,620	10.7%	6,404	3.5%	90,265	9.6%
Diesel fuel used in train operations	43,782	7.0%	9,899	7.8%	13,911	7.6%	67,592	7.2%
Electricity used in train operations	—	—%	—	—%	5,366	2.9%	5,366	0.6%
Casualties and insurance	13,114	2.1%	3,767	3.0%	1,680	0.9%	18,561	2.0%
Materials	31,685	5.0%	4,934	3.9%	9,005	4.9%	45,624	4.9%
Trackage rights	12,793	2.0%	8,420	6.6%	14,292	7.8%	35,505	3.8%
Net gain on sale of assets	(699)	(0.1)%	(38)	—%	(70)	—%	(807)	(0.1)%
Other expenses	50,618	8.1%	3,683	2.9%	7,284	4.0%	61,585	6.6%
Total operating expenses	$494,902	78.7%	$97,383	76.8%	$174,893	95.1%	$767,178	81.7%
Income from operations	$133,702		$29,367		$9,002		$172,071
Net expenditures for additions to property & equipment	$118,710		$13,774		$5,041		$137,525

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Six Months Ended June 30, 2014	North American Operations		Australian Operations		U.K./European Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$481,307	77.5%	$123,177	77.3%	$—	—%	$604,484	76.4%
Freight-related revenues	100,816	16.2%	29,801	18.7%	10,047	100.0%	140,664	17.8%
All other revenues	39,261	6.3%	6,433	4.0%	—	—%	45,694	5.8%
Total operating revenues	$621,384	100.0%	$159,411	100.0%	$10,047	100.0%	$790,842	100.0%
Operating expenses:
Labor and benefits	$193,147	31.1%	$35,017	22.0%	$3,863	38.5%	$232,027	29.4%
Equipment rents	32,699	5.3%	5,021	3.2%	1,212	12.1%	38,932	4.9%
Purchased services	30,546	4.9%	20,151	12.6%	1,699	16.9%	52,396	6.6%
Depreciation and amortization	60,824	9.8%	14,234	8.9%	795	7.9%	75,853	9.6%
Diesel fuel used in train operations	63,645	10.2%	14,724	9.2%	945	9.4%	79,314	10.0%
Electricity used in train operations	—	—%	—	—%	472	4.7%	472	0.1%
Casualties and insurance	17,477	2.8%	4,741	3.0%	151	1.5%	22,369	2.8%
Materials	32,919	5.3%	2,120	1.3%	476	4.7%	35,515	4.5%
Trackage rights	14,135	2.3%	10,958	6.9%	1,194	11.9%	26,287	3.3%
Net gain on sale of assets	(2,014)	(0.3)%	(162)	(0.1)%	(31)	(0.3)%	(2,207)	(0.3)%
Other expenses	36,027	5.8%	8,341	5.2%	532	5.3%	44,900	5.7%
Total operating expenses	$479,405	77.2%	$115,145	72.2%	$11,308	112.6%	$605,858	76.6%
Income/(loss) from operations	$141,979		$44,266		$(1,261)		$184,984
Net expenditures for additions to property & equipment	$138,899		$7,880		$498		$147,277

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Six Months Ended June 30, 2015	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$65,119	112,027	$581	$13,426	29,412	$456	$141	207	$681	$78,686	141,646	$556
Autos & Auto Parts	9,373	14,673	639	—	—	—	—	—	—	9,373	14,673	639
Chemicals & Plastics	71,239	91,680	777	—	—	—	—	—	—	71,239	91,680	777
Coal & Coke	49,104	143,057	343	—	—	—	9,852	25,484	387	58,956	168,541	350
Food & Kindred Products	17,523	30,614	572	—	—	—	—	—	—	17,523	30,614	572
Intermodal	—	—	—	36,160	30,006	1,205	76,296	233,499	327	112,456	263,505	427
Lumber & Forest Products	39,993	67,555	592	—	—	—	—	—	—	39,993	67,555	592
Metallic Ores	10,121	12,479	811	31,980	17,883	1,788	—	—	—	42,101	30,362	1,387
Metals	53,413	69,725	766	—	—	—	—	—	—	53,413	69,725	766
Minerals & Stone	58,130	103,256	563	3,665	28,694	128	19,004	48,046	396	80,799	179,996	449
Petroleum Products	33,052	50,912	649	591	133	4,444	—	—	—	33,643	51,045	659
Pulp & Paper	56,374	88,067	640	—	—	—	—	—	—	56,374	88,067	640
Waste	8,004	17,517	457	—	—	—	—	—	—	8,004	17,517	457
Other	9,738	35,039	278	—	—	—	1,577	3,286	480	11,315	38,325	295
Totals	$481,183	836,601	$575	$85,822	106,128	$809	$106,870	310,522	$344	$673,875	1,253,251	$538

Six Months Ended June 30, 2014	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$54,601	101,367	$539	$19,168	32,653	$587	$—	—	$—	$73,769	134,020	$550
Autos & Auto Parts	11,347	15,705	723	—	—	—	—	—	—	11,347	15,705	723
Chemicals & Plastics	67,142	82,715	812	—	—	—	—	—	—	67,142	82,715	812
Coal & Coke	63,137	175,704	359	—	—	—	—	—	—	63,137	175,704	359
Food & Kindred Products	17,042	29,310	581	—	—	—	—	—	—	17,042	29,310	581
Intermodal	—	—	—	45,509	30,665	1,484	—	—	—	45,509	30,665	1,484
Lumber & Forest Products	40,492	67,843	597	—	—	—	—	—	—	40,492	67,843	597
Metallic Ores	8,796	10,866	809	53,597	27,848	1,925	—	—	—	62,393	38,714	1,612
Metals	64,027	89,813	713	—	—	—	—	—	—	64,027	89,813	713
Minerals & Stone	47,637	86,824	549	4,218	24,679	171	—	—	—	51,855	111,503	465
Petroleum Products	31,647	52,688	601	685	135	5,074	—	—	—	32,332	52,823	612
Pulp & Paper	56,806	85,127	667	—	—	—	—	—	—	56,806	85,127	667
Waste	8,402	19,079	440	—	—	—	—	—	—	8,402	19,079	440
Other	10,231	43,989	233	—	—	—	—	—	—	10,231	43,989	233
Totals	$481,307	861,030	$559	$123,177	115,980	$1,062	$—	—	$—	$604,484	977,010	$619

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted income from operations, adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure (in millions, except percentages and per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Income from Operations
	Three Months Ended
	June 30,
	2015	2014
Operating revenues	$542.2	$414.6
Operating expenses	442.8	304.5
Income from operations (a)	$99.5	$110.1

Operating expenses	$442.8	$304.5
Business development and related costs	(0.8)	(1.7)
Net gain on sale of assets	0.5	1.4
Adjusted operating expenses	$442.5	$304.2

Adjusted income from operations	$99.8	$110.4
(a) Income from operations is calculated as operating revenues less operating expenses.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share
Three Months Ended June 30, 2015	Net Income	Diluted Earnings/ (Loss) Per Common Share
As reported	$52.8	$0.92
Add back certain items, net of tax:
Business development and related costs	0.5	0.01
Net gain on sale of assets	(0.3)	(0.01)
As adjusted	$53.0	$0.93

Three Months Ended June 30, 2014	Net Income	Diluted Earnings/ (Loss) Per Common Share
As reported	$60.7	$1.07
Add back certain items, net of tax:
Credit facility refinancing-related costs	2.9	0.05
Business development and related costs	1.0	0.02
Net gain on sale of assets	(1.0)	(0.02)
As adjusted	$63.7	$1.12

Free Cash Flow
	Six Months Ended
	June 30,
	2015	2014
Net cash provided by operating activities	$184.7	$200.1
Net cash used in investing activities	(879.8)	(363.3)
Net cash used for acquisitions	776.3	220.5
Free cash flow	$81.3	$57.3
New business investments	37.0	61.0
Free cash flow before new business investments	$118.3	$118.3

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com